Exhibit 10.94

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 24, 2023, among Venture Global Commodities, LLC, a Delaware limited liability company (the “Guarantor”), a subsidiary of Venture Global LNG, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer and The Bank of New York Mellon Trust Company, N.A, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as supplemented and amended prior to the date hereof, the “Indenture”), dated as of May 26, 2023, providing for the issuance of 8.125% Senior Secured Notes due 2028 and 8.375% Senior Secured Notes due 2031 (the “Notes”);

WHEREAS, the Issuer and the Guarantor have heretofore executed and delivered to the Trustee that certain Second Supplemental Indenture, dated as of September 28, 2023, providing for the unconditional guarantee by the Guarantor of all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein and in Article 10 of the Indenture (the “Guarantee”);

WHEREAS, the Issuer taken such steps as to cause the repayment in full of that certain Credit and Guaranty Agreement originally dated August 30, 2021, as amended pursuant to that certain Augmenting Lender Supplement and First Amendment to Credit and Guaranty Agreement dated as of October 29, 2021, that certain Increasing Lender Supplement and Second Amendment to Credit and Guaranty Agreement dated as of June 17, 2022, that certain Increasing Lender Supplement and Third Amendment to Credit and Guaranty Agreement dated as of September 18, 2023 and that certain Consent and Fourth Amendment to Credit and Guaranty Agreement, dated as of September 28, 2023, by and among the Venture Global Partners, LLC, Venture Global Holdings, Inc. (as successor by way of merger to VGP), the Guarantor, the other guarantors from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as successor to Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Prepayment”);

WHEREAS, as a result of the Prepayment, VG Commodities ceased to be an obligor to indebtedness in excess of the greater of (i) $250.0 million and (ii) 7.5% of Distributable Cash (as defined under the Existing Notes Indenture) for the applicable test period (as certified by the Issuer in an Officer’s Certificate delivered to the Trustee on the date hereof) and, pursuant to Sections 9.01(l) and 10.04(c) of the Existing Notes Indenture, the Guarantee of the Guarantor shall be released and discharged automatically and unconditionally; and

WHEREAS, pursuant to Section 9.01(l) of the Indenture, and the delivery of an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Collateral Agent pursuant to Sections 7.02(b), 9.05 and 10.04(c) of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ACKNOWLEDGEMENT OF RELEASE OF GUARANTEE. The Trustee and Collateral Agent, subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof, hereby acknowledges as evidenced by this Supplemental Indenture that the Guarantor has been released from its Guarantee.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5. EXECUTION; COUNTERPART ORIGINALS. The parties may manually or electronically sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. Delivery of an executed Supplemental Indenture by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), including DocuSign, or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. EFFECT OF THIS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE AND THE COLLATERAL AGENT. The Trustee and the Collateral Agent enter into this Supplemental Indenture at the request of the Issuer in reliance on the Officer’s Certificate and Opinions of Counsel delivered to them on the date hereof. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture (including, for the avoidance of doubt, Section 7.06 of the Indenture which is hereby expressly confirmed by the Issuer for the benefit of the Trustee) and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 24, 2023

VENTURE GLOBAL COMMODITIES, LLC

By:	/s/ Keith Larson
Name:	Keith Larson
Title:	Authorized Officer

VENTURE GLOBAL LNG, INC.

By:	/s/ Jonathan W. Thayer
Name:	Jonathan W. Thayer
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:	/s/ Michele R. Shrum
Name:	Michele R. Shrum
Title:	Vice President